Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Scilex Holding Company

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c) and (h)	6,403,370(2)	$1.36(3)	$8,708,583.20	$0.00014760	$1,285.39

	Equity	Common Stock, par value $0.0001 per share	457(c) and (h)	1,600,842(4)	$1.36(5)	$2,177,145.12	$0.00014760	$321.35

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$10,885,728.32		$1,606.74

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1,606.74

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), that become issuable under the Scilex Holding Company 2022 Equity Incentive Plan, as amended (the “2022 Plan”) and the Scilex Holding Company 2022 Employee Stock Purchase Plan (the “2022 ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2022 Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the 2022 Plan. The 2022 Plan provides that an additional number of shares will automatically be added annually to the shares authorized under the 2022 Plan on January 1st of each year for a period of ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 4.0% of the total number of shares of Common Stock outstanding on December 31st of the preceding year and (ii) 7,311,356 shares of Common Stock (subject to adjustment by reason of any stock dividend, stock split, recapitalization or other similar transaction); provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $1.36 per share, the average of the high and low price of the Common Stock as reported on the Nasdaq Capital Market on March 20, 2024 (such date being within five business days prior to the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

(4)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2022 ESPP on January 1, 2024 pursuant to an “evergreen” provision contained in the 2022 ESPP. The 2022 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized under the 2022 Plan on January 1st of each year for a period of ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 1.0% of the total number of shares of Common Stock outstanding on December 31st of the preceding year and (ii) 1,827,839 shares of Common Stock (subject to adjustment by reason of any stock dividend, stock split, recapitalization or other similar transaction); provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $1.36 per share, the average of the high and low price of the Common Stock as reported on the Nasdaq Capital Market on March 20, 2024 (such date being within five business days prior to the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission). Pursuant to the 2022 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of fair market value of the Common Stock on (a) the first day of the offering period, and (b) the purchase date.